Exhibit 10.39

OPTION AGREEMENT

This Option Agreement (the “Agreement”) is entered into as of this 17TH day of October, 2005 by and among Carolyn Kelly (“Seller”), NOx II, Ltd., an Ohio limited liability company (the “Company”) and AJG Financial Services, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Seller is the record and beneficial owner (subject to the Milford Agreement, as hereinafter defined) of sixty-three and seven-tenths percent (63.7%) of the issued and outstanding equity interests (the “Equity Interests”) of the Company; and

WHEREAS, Seller desires to grant to Purchaser and Purchaser desires to obtain from Seller an option to purchase up to thirty-two and ninety-four one hundredths percent (32.94%) of the issued and outstanding equity interests in the Company which is equivalent to fifty-one and seventy-one one hundredths percent (51.71%) of the Equity Interests on the date hereof (the “Interests”); and

WHEREAS, Vincent A. Vellella (“Vellella”), the Company and Purchaser are entering into an Option Agreement (“Vellella Option Agreement”), of even date herewith pursuant to which Vellella is granting to Purchaser an option to purchase up to seven and six one hundredths percent (7.06%) of the issued and outstanding equity interests of the Company which is equivalent to fifty-one and seventy-two one hundredths percent (51.72%) of the equity interests owned by Vellella on the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Grant of Option and Option Term.    Subject to the terms and conditions hereof, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller and Purchaser, Seller does hereby irrevocably grant to Purchaser the right, privilege and option to purchase from Seller equity interests in the Company owned by Seller up to the amount of the Interests in one or more transactions (the “Option”) for an aggregate purchase price for all of the Interests of Nine Million Fifty Eight Thousand Five Hundred Dollars ($9,058,500) (the “Purchase Price”). The term of the Option granted hereunder shall commence on the date hereof and shall expire (to the extent not exercised) at midnight on December 31, 2007 (the “Option Term”).

2.    Consideration for Option.    Subject to Purchaser’s right of recovery set forth below in this Section 2, in consideration for Seller’s grant of the Option to Purchaser hereunder, Purchaser shall pay to Seller the sum of Seven Hundred Seventy-Three Thousand Five Hundred Dollars ($773,500) (the “Option Consideration”) which sum shall be paid to Seller by Purchaser within three (3) business days after the date upon which Seller shall execute this Agreement by delivery of cash, certified check, bank cashier’s check, or via wire transfer of immediately available funds to a bank account designated by Seller in writing. The obligation of Purchaser to deliver the consideration for the Option provided for in this Section 2 shall be conditioned upon the prior receipt by Purchaser of each of the following:

(a)    A Restrictive Covenant Agreement in the form of Exhibit 2(a) attached hereto, duly executed by Seller and Douglas Comrie;

(b)    A Consent in the form of Exhibit 2(b) attached hereto, duly executed by each member of the Company and the Company (the “Consent”).

Interests, then Purchaser shall be entitled to the return of that portion of the Option Consideration equal to the Option Consideration multiplied by a fraction, the numerator of which is the Interests in the Company which have not on the applicable date been acquired by Purchaser and the denominator of which is all of the Interests in the Company that Purchaser may acquire hereunder. Any amount due hereunder shall be paid to Purchaser by Seller contemporaneously with the closing of such sale.

3.     Exercise of Option.

(a)    Subject to the provisions of Paragraph 3(d) below, Purchaser may exercise the Option at any time and from time to time during the Option Term, in whole or in part by delivering a written notice (the “Notice”) to Seller (with a copy to the Company) indicating the percentage of the Interests (the “Percentage”) Purchaser has elected to purchase at such time; provided that any partial exercise of the Option may not be for an amount less than three and five-tenths percent (3.5%) of the Equity Interests.

(b)    Within 5 business days of delivery of the Notice to Seller by Purchaser, Seller and Purchaser shall each execute and deliver a Purchase Agreement substantially in the form of Exhibit B hereto for the sale of that portion of the Interests which is then being sold pursuant to the exercise of the Option; provided, however, that anything in this Agreement or such Purchase Agreement to the contrary notwithstanding, Purchaser shall not be obligated to consummate the purchase of the Interests with respect to which the Option has been exercised unless Purchaser shall have accepted and approved all disclosures made by Seller on the schedules attached to the Purchase Agreement.

(c)    In connection with Purchaser’s decision whether to exercise any portion of the Option, and in connection with Purchaser’s due diligence investigation of the Company with respect to matters disclosed by Seller on the disclosure schedules, if any, to the Purchase Agreement and other matters, Purchaser, either directly or through one or more authorized agents, shall have the unrestricted right during normal business hours to review and inspect the facilities, books, records, data, information and other assets of the Company and to make copies, extracts or compilations thereof, and Purchaser shall have the further right to interview officers, managers, employees, agents and contractors of the Company in connection therewith. All such information shall be held in confidence by Purchaser as described in Section 1.9 of the Amended and Restated Limited Liability Company Agreement of the Company attached to and made a part of the Consent as Exhibit A (the “Company Operating Agreement”), on the same basis as if Purchaser were a “Member” of the Company on the date such information was received.

(d)    The exercise of an Option under this Agreement is subject and conditioned upon Purchaser’s simultaneous pro rata exercise of the option granted to Purchaser by Carolyn under the Carolyn Option Agreement for the purchase of equity interests in the Company owned by Carolyn. For example, if Purchaser exercises its option hereunder for one half (1/2) of the Interests, then Purchaser must exercise its option under the Carolyn Option Agreement to acquire one half (1/2) of the Interests that are subject to the Carolyn Option Agreement.

4.     Adjustment of Option.    In the event of a change in the equity interests of the Company resulting from a reorganization, reclassification, merger, consolidation or other similar transaction, then, and in each such event, Purchaser shall have the right thereafter, upon exercise of the Option pursuant to Section 3, to convert the Interests into the kind and amount of interests, units, shares of stock and/or other securities and/or other property receivable by the holders of the equity interests of the Company upon such reorganization, reclassification, merger, consolidation or other similar transaction, which Purchaser would have been entitled to receive if Purchaser had exercised the Option immediately prior to such transaction.

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5.    Consent.    As an inducement to Purchaser to enter into the Agreement and to consummate some or all of the transactions contemplated hereby, the Company agrees and acknowledges with and to Purchaser that (i) the Company has been provided with a true, correct and complete copy of the Agreement and will maintain the Agreement in its files during the Option Term without disclosing such Agreement or any of its terms to any party without the prior written consent of Purchaser; (ii) the Company has made a notation of the existence of this Agreement and the Option granted to Purchaser hereunder on the Company’s books and records with respect to the ownership of equity interests in the Company; (iii) the Company will make appropriate modifications to its books and records with respect to the ownership of equity interests in the Company to reflect Purchaser’s exercise of all or any portion of the Option; (iv) the Company will not effectuate or permit the transfer of any portion of the Interests during the Option Term in contravention of the Option or after the expiration of the Option Term with respect to any portion of the Option exercised by Purchaser during the Option Term, without the prior written Consent of Purchaser; (v) any attempted transfer in violation of the above provisions or in violation of any provision of the Agreement shall be deemed null and void and of no force or effect; and (vi) the Company shall cooperate with Purchaser and make available such information and personnel as Purchaser shall request in connection with its due diligence investigation pursuant to Section 3(c) above.

6.    Representations and Warranties of Seller.    To induce Purchaser to enter into this Agreement Seller represents and warrants to Purchaser as follows, which representations and warranties, shall survive the consummation of the transactions contemplated by this Agreement:

(a)    Due Organization and Status.    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)    Authority: Enforceability.    Seller has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

(c)    Title to Equity.    Seller owns the Equity Interests free and clear of any and all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (“Claims”).

(d)    Consents.    No consent, authorization, order or approval of, or filing or registration with, any person, entity (including, but not limited to, the Company) or governmental authority is required for or in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of any of the transactions contemplated hereby.

(e)    Conflicts Under Laws.    Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of any of the transactions contemplated hereby will conflict with or constitute a breach of any of the terms, conditions or provisions of any statute or

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administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award, to which Seller is a party or by which Seller is bound.

(f)    Conflicts Under Contracts.    Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instruments under the terms of which the execution, delivery and performance by Seller of this Agreement and the consummation of any of the transactions contemplated hereby by Seller will require a consent, or approval which has not been obtained on or prior to the date hereof, or notice which has not been given on or prior to the date hereof, or result in a lien on the Equity Interests or any portion thereof owned by Seller.

(g)    Ownership of Interests.    To the knowledge of Seller (solely as to the interests of persons other than Seller) Schedule 5(h) sets forth a complete and correct description of the beneficial and record owners of all equity interests of the Company and the percentage of ownership that each such equity interest bears to all equity interests in the Company. Seller owns beneficially and of record the Equity Interests of the Company and such Equity Interests are owned free and clear of Claims. The Equity Interests have been duly authorized and validly issued, and were offered, issued, sold and delivered by the Company to Seller in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such Equity Interests were issued in violation of any preemptive or similar rights of any past or present member or other person or entity.

7.    Additional Covenants of Seller.    From the date hereof until the expiration of the Option Term:

(a)    Seller shall not sell, convey, assign or otherwise transfer or grant any right or interest in the Interests or any portion thereof, except as provided herein.

(b)    Seller shall not create any security interest in, mortgage, pledge, or otherwise encumber the Interests or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character.

8.    Restrictive Legend.    In the event any portion of the Interests shall be certificated or otherwise evidenced by any document or instrument that is subject to transfer or assignment, then such certificate shall immediately be delivered to Purchaser for safekeeping and as security for the Option during the Option Term. Each such certificate or other such document or instrument shall bear a restrictive legend on its face, in bold type, stating as follows:

“THE EQUITY INTEREST IN NOX II, LTD. EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN OPTION AGREEMENT DATED AS OF SEPTEMBER 7, 2005 BY AND BETWEEN VINCENT A. VELLELLA AND AJG FINANCIAL SERVICES, INC.”

Such restrictive legend shall be removed upon the expiration of the Option Term to the extent the Option has not been duly exercised by Purchaser.

9.    Succession and Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns and, with respect to Seller, his heirs, executors, administrators, personal representatives and legal representatives. No party

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may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided that Purchaser may assign the Agreement or any of its rights, interests or obligations hereunder to an Affiliate (as defined in the Company Operating Agreement) without the consent of Seller.

10.    Counterparts.    This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.    Headings.    The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.    Notices.    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

if to Seller:

Vincent A. Vellella

One Thorn Run Center

Suite 425

Coraopolis, Pennsylvania 15108-3198

Telecopier: (412) 264-2327

if to Purchaser:

c/o Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, IL 60143

Attention: Sally Wasikowski

Telecopier: (630) 285-4272

if to the Company:

NOx II, Ltd.

4281 Meadowlark Trail

Stow, Ohio

Telecopier: (330) 686-4968

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

13.    Entire Agreement.    This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous negotiations, discussions, agreements or understandings are merged herein and are superceded hereby. Each schedule shall be considered incorporated into this Agreement.

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14.    Governing Law.    This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

15.     Amendments and Waivers.    No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder.

16.     Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

AJG Financial Services, Inc.

By:	/s/ Sally Wasikowski

Its:	Vice President

NOx II, Ltd.

By:

Its:

Carolyn Kelly, in her individual capacity

JOINDER

To induce Purchaser to enter into the foregoing Option Agreement the undersigned, DOUGLAS COMRIE, hereby agrees to execute and deliver to Purchaser a counterpart of the Restrictive Covenant Agreement referred to in Section 2(a) above immediately after the execution of such Option Agreement.

Dated as of the 17th day of October, 2005.

Douglas Comrie

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

AJG Financial Services, Inc.

By:

Its:

NOx II, Ltd.

By:	/s/ Carolyn A. Kelly

Its:	President

Carolyn Kelly
Carolyn Kelly, in her individual capacity

JOINDER

To induce Purchaser to enter into the foregoing Option Agreement the undersigned, DOUGLAS COMRIE, hereby agrees to execute and deliver to Purchaser a counterpart of the Restrictive Covenant Agreement referred to in Section 2(a) above immediately after the execution of such Option Agreement.

Dated as of the I7th day of October, 2005.

/s/ Douglas Comrie
Douglas Comrie

EXHIBIT A

TO

OPTION AGREEMENT DATED AS OF OCTOBER 17, 2005

BETWEEN

CAROLYN KELLY

AND

AJG FINANCIAL SERVICES, INC.

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of                     , 200   by and between CAROLYN KELLY (“Seller”) and AJG FINANCIAL SERVICES, INC., a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, as of September 7, 2005 Seller owned (subject to the Milford Agreement, as hereinafter defined) sixty-three and seven-tenths percent (63.7%) of the issued and outstanding equity interests (the “Equity Interests”) of NOx II, Ltd., an Ohio limited liability company (the “Company”);

WHEREAS, the Company, through its affiliate Chem-Mod, LLC., a Delaware limited liability company, is engaged in the business of utilizing certain sorbent chemical technology for sulfur, NOX, chlorine, mercury and other heavy metal remediation of combusted carbonaceous materials in the United States and Canada (the “Business”);

WHEREAS, on September 7, 2005 Seller and Purchaser entered into that certain Option Agreement (the “Option Agreement”) pursuant to which Seller granted to Purchaser the option to purchase up to thirty two and ninety four one hundredths percent (32.94%) of the issued and outstanding equity interests of the Company, which is equivalent to fifty one and seventy one hundredths percent (51.71%) of the Equity Interests (the “Option Equity Interests”);

WHEREAS, in accordance with the Option Agreement, which allows Purchaser to purchase Equity Interests in one or more transactions, Purchaser has given a written notice to Seller pursuant to which Purchaser has elected to purchase             % of the Option Equity Interests (the “Interests”); and

WHEREAS, Purchaser desires to purchase, and Seller desires to sell the Interests.

NOW, THEREFORE, to induce Purchaser to purchase the Interests, and to induce Seller to sell the Interests, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I. PURCHASE OF INTERESTS; PURCHASE PRICE

Section 1.1    Sale and Purchase of Interests.    Subject to the terms and conditions hereof, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller and Purchaser, Purchaser shall purchase and accept the Interests from Seller, and Seller shall sell, transfer, convey, assign and deliver the Interests to Purchaser at the Closing, on the Closing Date (defined in Section 7.1 below).

Section 1.2    Consideration.    The aggregate purchase price for all of the Option Equity Interests is Nine Million Fifty Eight Thousand Five Hundred Dollars ($9,058,500). The purchase price (the “Purchase Price”) payable by Purchaser for the Interests shall be an amount equal to (i) the percentage of the Option Equity Interests being purchased pursuant to this Agreement, (ii) multiplied by Nine Million Fifty Eight Thousand Five Hundred Dollars ($9,058,500). By way of example, if 20% of the Option Equity Interests is purchased, the purchase price shall be equal to One Million Eight Hundred Eleven Thousand Seven Hundred Dollars ($1,811,700), the product of .20 x $9,058,500.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 2.1    As an inducement to Seller to enter into and perform its obligations under this Agreement, and in consideration of the covenants of Seller contained herein, Purchaser represents and warrants to Seller on the date hereof and on the Closing Date as follows:

(a)    Organization.    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization.

(b)    Authorization; Enforceability.    Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

(c)    Consents.    No consent, authorization, order or approval of, or filing or registration with, any governmental authority is required for or in connection with the consummation by Purchaser of the transactions contemplated hereby.

(d)    Conflicts Under Constituent Documents or Laws.    Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby will conflict with or result in a breach of any of the terms, conditions or provisions of its certificate of incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award which has been served upon Purchaser.

(e)    Conflicts Under Contracts.    Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser of the terms of this Agreement may be prohibited, prevented or delayed.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1 As an inducement to Purchaser to enter into and perform its obligations under this Agreement and in consideration of the covenants of Purchaser contained herein, Seller represents and warrants to Purchaser, except as set forth on the Disclosure Schedule (if any) attached hereto, on the date hereof and on the Closing Date as follows:

(a)    Due Organization and Corporate Status.    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on the business, operations (including results of operations), assets, liabilities, condition (financial or otherwise) or prospects of the Company or the consummation of the transaction contemplated hereby.

(b)    Authority; Enforceability.    Seller has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

(c)    Title to Interests.    Except with respect to (i) the option granted to Purchaser pursuant to the Option Agreement, and (ii) the right of Milford Associates, LLC, a Michigan limited liability company (“Milford”) to the financial benefits (but not the right to vote) associated with a two percent (2%) membership interest in the Company as granted to Milford by Seller pursuant to the Agreement, dated April 27, 2005, between Milford and Seller (“Milford Agreement”), Seller owns the Interests free and clear of any and all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (“Claims”).

(d)    Consents.    No consent, authorization, order or approval of, or filing or registration with or notice to, any person, entity (including, but not limited to, the Company) or governmental authority is required for or in connection with the consummation by Seller of the transaction contemplated hereby, other than the Consent executed and delivered pursuant to the Option Agreement (the “Consent”).

(e)    Conflicts Under Laws.    Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transaction contemplated hereby will conflict with or constitute a breach of any of the terms, conditions or provisions of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award, to which Seller is a party or by which Seller is bound.

(f)    Conflicts Under Contracts.    Seller is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instruments under the terms of which the execution, delivery and performance by Seller of this Agreement and the consummation of the transaction contemplated hereby by Seller will result in a lien on the Option Equity Interests or any portion thereof owned by Seller or would prohibit, prevent or delay timely performance by Seller according to the terms of this Agreement.

(g)    Ownership of Interests.    One hundred percent (100%) of the equity interests of the Company are issued and outstanding. The Equity Interests have been duly authorized and validly issued and were offered, issued, sold and delivered by the Company to Seller in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such Equity Interests were issued in violation of any preemptive or similar rights of any past or present member or other person or entity.

(h)    Subsidiaries.    The Company has no subsidiaries.

(i)    Constituent Documents.    True and complete copies of the articles of organization and all amendments thereto, the operating agreement, as amended and currently in force, all equity interest records, and all minute books and records of the Company have been furnished for inspection by Purchaser. Such equity interest records accurately reflect all equity interest transactions and the equity interest ownership of the Company. The minute books and records of the Company contain true and complete copies of all resolutions adopted by the members or the board of managers of the Company, and any other action formally taken by the Company.

(j)    Undisclosed Liabilities.    The Company does not have any Liability that relate to or that have arisen out of a breach of contract, breach of warranty, tort, or infringement by or against the Company or any claim or lawsuit involving the Company. The Company does not have any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), which would be required by GAAP to be provided or reserved against on a balance sheet (a “Liability”), which has not been properly and adequately reserved on the most recent balance sheet of the Company, a true, correct and complete copy of which has been delivered to Purchaser by Seller prior to the date hereof:

(k)    Title to Assets.    The Company has good title to its assets, free and clear of any Claims, except for statutory liens for federal or state taxes not yet due. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Company’s assets has been recorded, filed, executed or delivered.

(l)     Conduct of Business.    Except as is set forth in Schedule 3.1(s) hereto, since the date of the most recent financial statements (balance sheet and profit and loss statement) of the Company delivered to Purchaser by Seller, the business of the Company has only been conducted in the usual and ordinary course, consistent with past practices, and there has not occurred any Material Adverse Effect.

(m)    Employees Relations.    The Company does not currently have and since its inception has not had any employees (except to the extent, if any, that Seller or Douglas C. Comrie are considered employees of the Company) and, since the formation of the Company, no wages or other compensation have been paid to any person which resulted in the issuance of Internal Revenue Service Form W-2, no employment agreement has been entered into between the Company and any individual, and the Company has not treated or dealt with any individual as if such individual is or was an employee of the Company.

(n)    Real Estate.    The Company has not in the past owned or leased and does not currently own or lease any real property.

(o)    Litigation and Claims.    There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to Seller’s knowledge, overtly threatened against the Company or any of the Company’s officers, managers, members or affiliates, with respect to or affecting the Company’s operations, Business or assets, or with respect to the Interests, the Option Equity Interests or the consummation of the transactions contemplated hereby. To Seller’s knowledge there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, (i) if asserted or conducted with results unfavorable to the Company, may have a Material Adverse Effect; or (ii) if asserted or conducted with results unfavorable to the Seller, may have a material adverse effect upon (1) Seller; (2) the value of the Interests or the Option Equity Interests; or (3) Seller’s ability to consummate the sale of the Interests contemplated hereby.

(p)     Compliance with Laws.    To Seller’s knowledge after due inquiry and investigation, the Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any federal, state or local governmental authority to which the property, assets, personnel or Business activities of the Company are subject, including federal, state or local laws, statutes and regulations relating to equal employment opportunities, fair employment practices, occupational health and safety, wages and hours, and discrimination. Since the inception of the Company, the Company has not received from any governmental authority any written notification with respect to possible noncompliance of any decree, order, writ, judgment or arbitration award or law, statute, or regulation.

(q)    Complete Disclosure.    The representations and warranties of Seller herein do not omit to state a material fact necessary in order to make the representations, warranties or statements contained in this Agreement not misleading. The copies of all documents furnished by Seller to Purchaser pursuant to the terms of this Agreement are complete and accurate in all material respects.

ARTICLE IV. COVENANTS OF SELLER

Section 4.1    Expenses and Transfer Taxes.    Seller will bear the legal, accounting and other expenses incurred by Seller in connection with the negotiation, preparation and execution of this Agreement and the other documents, instruments and agreements contemplated hereby and the transactions contemplated hereby and thereby, and will pay all sales, transfer, recordation and documentary taxes and fees that may be payable in connection with the transactions contemplated by this Agreement.

Section 4.2    Further Assurances.    Seller shall use commercially reasonable efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Purchaser, at or after the Closing shall without further consideration promptly execute and deliver, or cause to be executed and delivered, to Purchaser such further instruments or documents, and take all such other actions, as Purchaser may reasonably deem necessary or desirable to implement any provision of this Agreement.

ARTICLE V. COVENANTS OF PURCHASER

Section 5.1    Expenses.    Purchaser will bear the legal, accounting and other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other documents, instruments and agreements contemplated hereby and the transactions contemplated hereby and thereby.

Section 5.2    Further Assurances.    Purchaser shall use commercially reasonable efforts to implement the provisions of this Agreement, and for such purpose Purchaser, at the request of Seller, at or after the Closing shall without further consideration promptly execute and deliver, or cause to be executed and delivered, to Seller such further instruments or documents, and take all such other actions, as Seller may reasonably deem necessary or desirable to implement any provision of this Agreement.

ARTICLE VI. CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS

Section 6.1    Conditions Precedent.    The obligation of Purchaser to consummate the transaction contemplated by this Agreement shall be conditioned upon the fulfillment (or written waiver by Purchaser) of each of the following conditions:

(a)    The representations and warranties of Seller shall be true, correct and not breached.

(b)    Seller shall have fully performed each and every covenant and agreement applicable to Seller at or prior to the Closing on the Closing Date.

(c)    Purchaser shall have approved and accepted each of the schedules (as to both form and content) to Seller’s representations and warranties set forth herein.

(d)    The members of the Company shall have executed and delivered to Purchaser an Amended and Restated Operating Agreement in the form of Exhibit 6.1(e) attached hereto.

ARTICLE VII. CLOSING; CLOSING DELIVERIES

Section 7.1    Closing.    As used in this Agreement, the “Closing” shall mean the time at which Seller consummates the sale, transfer, conveyance, assignment and delivery of the Interests to Purchaser as provided herein by the execution and delivery by Seller of this Agreement against the execution and delivery by Purchaser of this Agreement and the payment by Purchaser to Seller of the Purchase Price in accordance with Article I. The date of the Closing shall be referred to herein as the “Closing Date.” Unless the parties otherwise agree, the Closing shall occur at 9:00 a.m. on the date hereof at the offices of DLA Piper Rudnick Gray Cary US LLP at 203 North LaSalle Street, Chicago, Illinois, or at such other time or location as the parties shall agree upon.

Section 7.2    Deliveries by Seller at Closing.    At the Closing, Seller will deliver or cause to be delivered to Purchaser the following:

(a)    a certificate or certificates, if any, representing all of the Interests, endorsed by Seller in blank, or with equity interest transfer powers executed by Seller in blank attached;

(b)    if the Interests are not certificated, an Assignment in a form approved in writing by Purchaser pursuant to which the Interests are transferred, sold and assigned to Purchaser by Seller free and clear of any and all Claims;

(c)    articles of organization certified by the Secretary of the State of Ohio and dated within 30 days of Closing;

(d)    certificate of good standing certified by the Secretary of the State of Ohio dated within 10 days of Closing;

(e)    certificates of good standing certified by the secretary of state of each state in which the Company is qualified to do business as a foreign limited liability company dated within 10 days of Closing; and

(f)    without limitation by specific enumeration of the foregoing, all other documents reasonably required from Seller to consummate the transactions contemplated hereby.

Section 7.3    Deliveries by Purchaser at Closing.    At the Closing, in consideration of the receipt by Purchaser of the Seller deliveries referred to in Section 7.2 above and the satisfaction of the other conditions set forth in Section 6.1 above, Purchaser will deliver or cause to be delivered to Seller the following:

(a)    the Purchase Price by wire transfer to a bank account designated by Seller in writing at least two (2) business days before the Closing Date.

ARTICLE VIII. INDEMNIFICATION

Section 8.1    Certain Definitions.    As used in this Agreement, the following terms have the meanings set forth below:

(a)    “Damages” means all actions, lawsuits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, dues, liabilities, obligations, taxes, liens, assessments, levies, losses, fines, penalties, damages, claims, costs, fees and expenses, including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses incurred in investigating or defending any of the foregoing.

(b)    “Purchaser Indemnitees” means Purchaser and its directors, managers, officers, members, shareholders, partners, agents, representatives, successors and assigns, and the term “Purchaser Indemnitee” means any one of the foregoing Purchaser Indemnitees.

(c)    “Survival Date” means for claims made based on an alleged breach of the Representations and Warranties located in Article III, the second anniversary of the Closing Date; provided however that with respect to the breach of any representation or warranty which was known by Seller to be untrue when made, the Survival Date shall be deemed to be the date six months after the applicable statute of limitations would bar such claim.

Section 8.2    Seller’s Indemnification Obligations.    Subject to the provisions of Section 8.3, Seller shall indemnify, save and keep each Purchaser Indemnitee harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of, or arising out of, or by virtue of:

(a)    any inaccuracy in or breach of any representation and warranty made by Seller to Purchaser herein or in any closing document delivered to Purchaser in connection herewith; or

(b)    the breach by Seller of, or failure of Seller to comply with any of the covenants or obligations under this Agreement to be performed by Seller (including Seller’s obligations under this Article VIII).

Section 8.3    Limitation on Seller’s Indemnification Obligations.    Seller’s obligations pursuant to the provisions of Section 8.2 are subject to each of the following limitations:

(a)    Purchaser Indemnitees shall not be entitled to recover under Section 8.2 unless a claim has been asserted by written notice, delivered to Seller on or prior to the Survival Date.

(b)    Purchaser Indemnitees shall not be entitled to recover under Section 8.2 for the amount of Damages in excess of the Purchase Price.

Section 8.4    Payment of Amount Due.    Any amount to which Purchaser is entitled pursuant to this Article 8 shall be paid within ten (10) business days after demand therefore and any amount not paid when due shall bear interest from the due date thereof until it is paid in full at the rate of ten percent (10%) per annum.

ARTICLE IX. GENERAL

Section 9.1    Succession and Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, legalese, devisees, executors, administrators, legal representatives, successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that nothing herein shall prohibit an assignment by Purchaser to any affiliate of Purchaser.

Section 9.2    Counterparts.    This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 9.3    Headings.    The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.4    Notices.    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

if to Seller:

Carolyn Kelly

4281 Meadowlark Trail

Stow, Ohio 44224

Telecopier: (330) 686-4968

With a copy to:

Dennis K. Loy, P.C.

Attn: Dennis k. Loy

17200 East Ten Mile Road Suite 140

Eastpointe, Michigan 48021

Telecopier: (586) 775-1752

if to Purchaser:

c/o Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

Attention: Sally Wasikowski

Telecopier: (630) 285-4272

with a copy to:

DLA Piper Rudnick Gray Cary US LLP

Suite 1900

203 N. LaSalle Street

Chicago, Illinois 60601

Attention: Stephen A. Landsman, Esq.

Telecopier: (312) 630-6330

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

Section 9.5    Entire Agreement.    The Option Agreement, this Agreement (including any Disclosure Schedule to this Agreement) and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous negotiations, discussions, understandings, representations, warranties or agreements are merged herein and superceded hereby (it being understood and agreed that the Option Agreement shall survive the Closing and shall remain in full force and effect).

Section 9.6    Governing Law.    This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law principles

Section 9.7    Amendments and Waivers.    No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder.

Section 9.8    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

CAROLYN KELLY

AJG FINANCIAL SERVICES, INC., a Delaware corporation

By:

Its: